Execution Version #10184775 v14 \027606 \0022 __________________________________________ UNIT PURCHASE AGREEMENT __________________________________________ by and among Eos Energy Storage, LLC, as the Buyer, Holtec Power, Inc., as the Seller and Eos Energy Enterprises, Inc., as Parent * * * * April 8, 2021

#10184775 v14 \027606 \0022 i TABLE OF CONTENTS 1. Definitions; Interpretations. ..................................................................................................... 1 2. Purchase and Sale of Transferred Interests. ............................................................................. 7 3. Representations and Warranties of the Buyer. ........................................................................ 8 4. Representations and Warranties of the Seller .......................................................................... 9 5. Covenants. ............................................................................................................................. 12 6. Closing Conditions. ............................................................................................................... 17 7. Closing Deliverables of the Seller. ........................................................................................ 18 8. Indemnification. ..................................................................................................................... 18 9. Termination. .......................................................................................................................... 20 10. Miscellaneous. ................................................................................................................... 20

#10184775 v14 \027606 \0022 UNIT PURCHASE AGREEMENT This Unit Purchase Agreement (this “Agreement”) is entered into as of April 8, 2021 by and among Eos Energy Storage, LLC, a Delaware limited liability company (the “Buyer”), Holtec Power, Inc., a Delaware corporation (the “Seller”), and, solely for purposes of Section 5(f), Eos Energy Enterprises, Inc., a Delaware corporation (“Parent” and, collectively with the Buyer and the Seller, the “Parties”). RECITALS WHEREAS, as of the date hereof, the Seller owns 51 Units of HI-POWER, LLC, a Delaware limited liability company (the “Company”), which represents 51% of the total outstanding Units of the Company, and the Buyer owns 49 Units of the Company, which represents 49% of the total outstanding Units of the Company; WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, all of the Units of the Company not already owned by the Buyer, in accordance with the terms and subject to the conditions set forth herein; WHEREAS, as of the date hereof, the Seller has made contributions to the Company pursuant to the Company Operating Agreement in an aggregate amount equal to Ten Million One Hundred Ninety-One Thousand Five Hundred Seventy-Two U.S. Dollars and Eleven cents ($10,191,572.11) (the “Seller Contributions”); WHEREAS, concurrently with the consummation of the transactions contemplated hereby, the Buyer and the Seller have agreed that the Seller Contributions will be returned to the Seller by the Buyer; and WHEREAS, the Parties desire to make certain representations, warranties, covenants, and agreements as set forth more particularly herein. AGREEMENT NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, covenants, and agreements herein contained, the Parties agree as follows: 1. Definitions; Interpretations. Definitions. All capitalized terms used and not defined herein shall have the meanings ascribed hereto in that certain Operating Agreement, dated as of August 21, 2019, by and among the Company, the Buyer and the Seller (the “Company Operating Agreement”). Certain Other Definitions. The following terms shall have the following meanings when used in this Agreement:

#10184775 v14 \027606 \0022 “Action” means any action, claim, counterclaim, demand, charge, complaint, suit, or other proceeding (whether civil, criminal, administrative or arbitral, and whether at law or in equity), in each case, by or before any Governmental Authority. “Agreement” has the meaning set forth in the Preamble. “Ancillary Agreement” means (i) the Assignment and Assumption Agreement, (ii) the Transition Services Agreement, (iii) the Promissory Note, and (iv) the Sublease Agreement. “Assignment and Assumption Agreement” means an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A. “Business Day” means any day other than a Saturday, Sunday, or a day on which banks in New York, New York are authorized or obligated by Law to close. “Buyer” has the meaning set forth in the Preamble. “Buyer Indemnified Parties” has the meaning set forth in Section 8(b). “Closing” has the meaning set forth in Section 2(c). “Closing Date” has the meaning set forth in Section 2(c). “Code” means the Internal Revenue Code of 1986. “Company” has the meaning set forth in the Recitals. “Company Books and Records” means all books, ledgers, files, reports, plans, records, e- mails, manuals, and other documents or materials (in any form or medium) of, or maintained for, the business or operations of the Company, including all customer lists and files, supplier lists and files, pricing lists, mailing lists, marketing materials and advertising records, minute books and Board records, financial books and records, purchase orders, and packing slips. “Company Contracts” means (i) the Company Operating Agreement, (ii) the Teaming Agreement, (iii) that certain Memorandum of Agreement, dated August 10, 2020, between Holtec International and the Buyer, (iv) that certain Supplemental Agreement on Hi-Power Operations, dated as of August 10, 2020, by and among the Seller, the Buyer and the Company, and (v) that certain Supplementary Agreement to Teaming Agreement, dated November 13, 2020, by and among the Buyer, the Seller, and the Company. “Company Operating Agreement” has the meaning set forth in Section 2(a). “Consent” means: (i) with respect to any Governmental Authority, any consent required to be obtained, or any notice, payment, or filing required to be made, which, in each case, if not so obtained or made would cause the consummation of the Transaction (with or without notice, lapse of time, or both) (A) to violate any Law promulgated or enforced by such Governmental Authority, or (B) to

#10184775 v14 \027606 \0022 conflict with, to result in a breach of, or to result in the termination of, any material permit or license issued by such Governmental Authority; and (ii) with respect to any Contract, any consent required to be obtained, or any notice, payment, or filing required to be made, which, in each case, if not so obtained or made would cause the consummation of the Transaction (with or without notice, lapse of time, or both) to conflict with, or to result in a breach of, such Contract. “Contract” means any written contract, arrangement, lease, sublease, license, sublicense, commitment, instrument, guarantee, order, or other agreement under which one or more of the Parties hereto has agreed to be bound. “Contributed Assets” has the meaning set forth in Section 5(g)(i). “Enforceability Exceptions” means, with respect to any Contract, such bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar Laws affecting the enforcement of creditors’ rights generally and equitable principles, in each case that limits the enforceability of such Contract. “Equity Equivalents” means, with respect to any Person, (i) capital stock, membership or partnership interests or units, and any other equity interests issued by such Person, (ii) stock appreciation, phantom stock, profit participation, rights to be allocated or receive any profits, loss, income, dividends, or distributions, and similar rights with respect to such Person, and (iii) options, warrants, call rights, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, or other Contracts that could require such Person to issue, sell, or otherwise cause to become outstanding any of the items referred to in the foregoing clauses (i) through (iii). “Excluded Assets” means the assets listed in Table 1 of Exhibit D attached hereto and, for the avoidance of doubt, expressly includes all of the Seller’s shares of Parent Common Stock and Options listed in Exhibit E attached hereto. “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of Parent or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Parent Common Stock held by the Seller; or (iv) a registration in which the only Parent Common Stock being registered is Parent Common Stock issuable upon conversion of debt securities that are also being registered. “Facility” means Units N1 and N2B, 200 Braddock Avenue, Keystone Commons Complex, Borough of Turtle Creek, Allegheny County, Pennsylvania, which premises are owned by the Landlord and presently leased by Seller under the Seller Facility Lease and currently occupied by both the Seller and the Company. “Governmental Authority” means any federal, state, local, or foreign government, governmental or quasi-governmental authority, regulatory or administrative agency, or

#10184775 v14 \027606 \0022 governmental department, board, bureau, agency, or instrumentality, including independent agencies and commissions, courts, and tribunals, including arbitral bodies (whether private or governmental), in each case, of competent jurisdiction with authority over the Parties, Transaction and/or the specific matters contained herein. “IRS” means the Internal Revenue Service of the United States, or any successor agency thereto. “JV Period” means the period from August 19, 2019 to the Closing Date. “Landlord” means the Regional Industrial Development Corporation of Southwestern Pennsylvania. “Law” means any applicable law, constitutional provision, treaty, statute, code, regulation, ordinance, rule, common law, Order, or other requirement of a Governmental Authority enacted, promulgated, entered into, agreed to, or imposed by any Governmental Authority. “Losses” has the meaning set forth in Section 8(a). “Order” means any order, award, decision, injunction, judgment, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority relating to the Parties, Transaction and/or the specific matters contained herein. “Organizational Documents” means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the articles or certificate of organization or formation and the limited liability company agreement or operating agreement of a limited liability company, (iii) the certificate of limited partnership and the limited partnership agreement of a limited partnership, or (iv) the analogous charter or similar documents entered into, adopted, or filed in connection with the creation, formation, or organization of any other entity. “Parent Common Stock” means Parent’s Common stock, par value $0.0001 per share. “Parties” has the meaning set forth in the Preamble. “Pre-Closing Taxes” means (a) all Taxes imposed on the Company or asserted against the properties, income or operations of the Company for any Pre-Closing Tax Period, or the pre- Closing portion of any Straddle Period, and (b) any reduced or deferred employment or payroll Taxes or credits or advances of any employment or payroll Tax credits, under the Families First Coronavirus Response Act (as the same may be amended or modified) or the Coronavirus Aid, Relief, and Economic Security Act (as the same may be amended or modified). “Pre-Closing Tax Period” has the meaning set forth in Section 5(e). “Proprietary Rights” means all of the following throughout the world: (i) patents, copyrights, and trademarks; (ii) domain names; (iii) trade secrets and all other forms and types of financial, business, scientific, technical, economic, or engineering information, including patterns, plans, compilations, program devices, formulas, designs, prototypes, methods,

#10184775 v14 \027606 \0022 techniques, specifications, inventions (whether or not reduced to practice), processes, procedures, data, programs, or codes, whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing, which derive independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, another Person; (iv) social media user names and other account names; (v) computer software programs and software systems; (vi) confidential information and proprietary data; (vii) all other intellectual property rights; and (viii) all copies and tangible embodiments of the foregoing (in whatever form or medium). “Purchase Price” has the meaning set forth in Section 2(b). “Promissory Note” has the meaning set forth in Section 2(b). “Seller” has the meaning set forth in the Preamble. “Seller Contributions” has the meaning set forth in the Recitals. “Seller Facility Lease” means that certain Lease dated December 27, 1993 and amended by Amendment of Lease dated June 13, 1994, Amendment of Lease dated February 11, 2004, Amendment of Lease dated January 1, 2005, and Amendment of Lease dated September 17, 2008, between U.S. Tool and Die Incorporated (now known as Holtec Manufacturing Division, an affiliate of the Seller), as lessee thereunder, and the Landlord, as lessor thereunder. “Seller Indemnified Parties” has the meaning set forth in Section 8(a). “Straddle Period” has the meaning set forth in Section 5(e). “Subject Securities” has the meaning set forth in Section 5(f). “Sublease Agreement” has the meaning set forth in Section 7(d). “Tax” means (i) any federal, state, local, or foreign income, gross receipts, escheat, unclaimed property, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, (ii) a liability for amounts of the type described in clause (i) as a result Treasury Regulations §1.1502-6, as a result of being a transferee or successor, or as a result of a contract or otherwise, or (iii) any penalties or fees for failure to file or late filing of any Tax Returns. “Tax Contest” has the meaning set forth in Section 5(e). “Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

#10184775 v14 \027606 \0022 “Teaming Agreement” means that certain Teaming Agreement, dated August 21, 2019, by and among the Buyer, the Seller, and the Company. “Transaction” means the collective transactions contemplated by this Agreement. “Transfer” means transfer, sell, issue, lease, license, grant any Lien upon, or otherwise dispose of. “Transferred Interests” has the meaning set forth in Section 2(a). “Transfer Taxes” means all transfer, documentary, recording, sales, use, stamp, registration, value added, conveyance and other similar Taxes and fees (including any penalties and interest, but excluding, for the avoidance of doubt, any income or gains Taxes or similar Taxes) applicable to, or resulting from, the transactions contemplated herein. “Transition Services Agreement” means a Transition Services Agreement substantially in the form attached hereto as Exhibit B. Interpretation. (i) Unless the context otherwise requires: (A) whenever the words “include”, “includes”, or “including” are used, they shall be deemed to be followed by the words “without limitation”; (B) the word “or” shall not be exclusive; (C) the words “hereof”, “herein”, “hereunder”, “herewith”, and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (D) any references contained herein to the preamble or recitals, or to any section or clause shall refer to such preamble, recitals, sections, or clauses of this Agreement, as applicable; (E) the meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and to other capitalized derivations and grammatical forms of such term; (F) references to any gender shall include the other gender; (G) a reference to any Law shall include all amendments thereto, all modifications and reenactment thereof, all Laws substituted therefor, and all rules, regulations, and statutory instruments promulgated thereunder or pursuant thereto; (H) a reference to any Contract (including this Agreement) shall include all exhibits, schedules, and other attachments to such Contract, and shall refer to such Contract as amended, restated, supplemented, or otherwise modified as of the time of determination; (I) a reference to $ or dollars shall mean U.S. dollars; and (J) when calculating the period of time before which, within which, or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is not a Business Day, then the period shall end on the next succeeding Business Day. (ii) Section headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content of the sections of this Agreement, and shall not affect the construction hereof or thereof.

#10184775 v14 \027606 \0022 (iii) The Parties have participated jointly in the negotiation and drafting of this Agreement (with the benefit of their respective legal counsels) and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. 2. Purchase and Sale of Transferred Interests. Purchase and Sale of Transferred Interests. At the Closing, on the terms and subject to the conditions set forth herein, the Buyer shall purchase and accept from the Seller, and the Seller shall sell and deliver to the Buyer, all of the Seller’s Units (the “Transferred Interests”), free and clear of all Liens (other than Liens arising under the Securities Act or state securities Laws, as applicable), in exchange for the consideration specified herein. Payment of Purchase Price. In consideration for the Transferred Interests, the Buyer agrees to pay Twenty-Five Million U.S. Dollars ($25,000,000) (the “Purchase Price”). In lieu of a cash payment at Closing, the Seller has agreed to accept a secured promissory note, substantially in the form attached hereto as Exhibit C (the “Promissory Note”) with first priority position, which shall be secured by the assets of the Company and a guarantee by Parent, all as provided more particularly in the Promissory Note; provided, however, that under no circumstances (including in the event that any installment payment under the Promissory Note is subject to imputed interest recharacterization for federal income tax purposes) will the Buyer be obligated to pay a Purchase Price in excess of Twenty-Five Million U.S. Dollars ($25,000,000) in the aggregate (unless as otherwise expressly stated in the Promissory Note). The Purchase Price will be paid by the Buyer to the Seller in installments, according to the schedule below, in each case, without interest and in cash by wire transfer of immediately available funds to a bank account designated in writing by the Seller to the Buyer: (i) Five Million U.S. Dollars ($5,000,000) on the earlier to occur of (A) May 31, 2021, and (B) closing of any sale of securities to the public by Parent pursuant to an underwritten offering registered under the Securities Act; (ii) Five Million U.S. Dollars ($5,000,000) on May 31, 2022; (iii) Five Million U.S. Dollars ($5,000,000) on May 31, 2023; (iv) Five Million U.S. Dollars ($5,000,000) on May 31, 2024; and (v) Five Million U.S. Dollars ($5,000,000) on May 31, 2025. Closing. Subject to the satisfaction or waiver of all conditions to the Closing set forth herein (other than conditions with respect to actions to be taken at the Closing itself, but subject to the satisfaction or waiver of those conditions), the closing of the Transaction (the “Closing”) shall take place remotely by electronic transmission on April 9, 2021, or at such other time or on such other date or at such other place or in such other manner as the Buyer and the Seller may mutually determine (the day on which the Closing takes place being referred to herein as the “Closing Date”).

#10184775 v14 \027606 \0022 Withholding. Buyer or the Company, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to such payment under the Code, or any provision of Law. To the extent practicable, Buyer or the Company, as the case may be, shall give Seller reasonable advance notice prior to making such deduction or withholding and, if requested by Seller, shall use commercially reasonable efforts to cooperate with Seller to reduce or avoid any such deduction or withholding. To the extent that amounts are so withheld by Buyer or the Company, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. 3. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Seller as of the date hereof and as of the Closing as follows: Due Organization. The Buyer is duly organized, validly existing, and in good standing under the laws of the State of Delaware. Power and Authority; Execution and Delivery; Due Authorization. The Buyer has full limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. This Agreement has been (and, when executed and delivered by the Buyer, the Ancillary Agreements will be) duly executed and delivered by the Buyer and, assuming the due and valid authorization, execution, and delivery by the Seller, this Agreement constitutes (and each of the Ancillary Agreements will constitute) a legal, valid, and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms and conditions, subject to the Enforceability Exceptions. The execution, delivery, and performance of this Agreement and the Ancillary Agreements have been duly authorized by all requisite limited liability company action on the part of the Buyer. Noncontravention. Neither the execution and delivery of this Agreement or the Ancillary Agreements by the Buyer, nor the performance by the Buyer of the Buyer’s obligations hereunder or thereunder, will (A) violate the Organizational Documents of the Buyer, (B) violate any Law to which the Buyer is subject or require the Consent of any Governmental Authority, in each case subject to compliance with the Securities Act and state securities Laws and excluding any such Laws that are applicable, or Consents that are required, solely by reason of the identity of the Seller as a transferor of the Transferred Interests, or (C) require Consent under any Contract of the Buyer, except, in each case within the foregoing clause (C), as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transaction. Legal Proceedings. There are no Actions pending or, to the knowledge of the Buyer, threatened by or against the Buyer or any Affiliate of the Buyer that challenge or seek to restrain, enjoin, or otherwise prevent or delay the consummation of the Transaction or that, if adversely determined, would, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transaction.

#10184775 v14 \027606 \0022 Brokers. The Buyer does not and will not have any liability for the payment of any fees or commissions to any broker, finder, agent, investment banker, or financial advisor in connection with the Transaction. Investment in Units. The Buyer is acquiring the Transferred Interests for the Buyer’s own account as principal, for investment purposes, and is not acquiring the Transferred Interests with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act. The Buyer acknowledges that the Transferred Interests are not registered under the Securities Act or any state securities Laws, and that the Transferred Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities Laws, as applicable. Business and Operations of the Company. (i) Each Company Contract constitutes a legal, valid, and binding obligation of the Buyer, in full force and effect and enforceable in accordance with its terms and conditions (subject to the Enforceability Exceptions) against the Buyer. The Buyer has duly performed all of its covenants and obligations under each Company Contract, and the Buyer is not (with or without notice, lapse of time, or both) in breach of or default under any Company Contract. (ii) Since August 19, 2019, the Buyer has not taken any action to cause the Company to operate outside of the ordinary course of business, consistent with past practice. (iii) The Buyer has not taken any action with respect to the Company in bad faith, nor any action that constitutes willful misconduct, fraud, or a violation of applicable Law. (iv) To the knowledge of the Buyer, (A) the Company has conducted no business or operations other than the Company Business, and (B) all of the liabilities and obligations of the Company have arisen in the ordinary course of business, consistent with past practice. (v) To the knowledge of the Buyer, the Company has good and valid title to, or holds valid leasehold interests in, all of the Company Assets. To the knowledge of the Buyer, all of the Company Assets and the Contributed Assets have been maintained in accordance with normal industry practice and are in good repair and operating condition, ordinary wear and tear excepted. (vi) To the knowledge of the Buyer, the Company Assets, the Contributed Assets, the Facility, and the services to be performed under the Transition Services Agreement collectively constitute all of the assets required for the continued conduct of the Company Business after the Closing in substantially the same manner as conducted prior to the Closing. 4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Buyer as of the date hereof and as of the Closing as follows:

#10184775 v14 \027606 \0022 Due Organization. The Seller is duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. Power and Authority; Execution and Delivery; Due Authorization. The Seller has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. This Agreement has been (and, when executed and delivered by the Seller, the Ancillary Agreements will be) duly executed and delivered by the Seller and, assuming the due and valid authorization, execution, and delivery by the Buyer, this Agreement constitutes (and each of the Ancillary Agreements will constitute) a legal, valid, and binding obligation of the Seller, enforceable against the Seller in accordance with its terms and conditions, subject to the Enforceability Exceptions. The execution, delivery, and performance of this Agreement and the Ancillary Agreements have been duly authorized by all requisite corporate action on the part of the Seller. Noncontravention. Neither the execution and delivery of this Agreement or the Ancillary Agreements by the Seller, nor the performance by the Seller of the Seller’s obligations hereunder or thereunder, will (A) violate the Organizational Documents of the Seller, (B) violate any Law to which the Seller is subject or require the Consent of any Governmental Authority, in each case subject to compliance with the Securities Act and state securities Laws and excluding any such Laws that are applicable, or Consents that are required, solely by reason of the identity of the Buyer as a transferee of the Transferred Interests, or (C) require Consent under any Contract of the Seller, except, in each case within the foregoing clause (C), as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transaction. Legal Proceedings. There are no Actions pending or, to the knowledge of the Seller, threatened by or against the Seller or any Affiliate of the Seller that challenge or seek to restrain, enjoin, or otherwise prevent or delay the consummation of the Transaction or that, if adversely determined, would, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transaction. Brokers. The Seller does not and will not have any liability for the payment of any fees or commissions to any broker, finder, agent, investment banker, or financial advisor in connection with the Transaction. Capitalization; Subsidiaries. (i) The Seller holds of record, owns beneficially, and has good and marketable title to, all of the Transferred Interests, free and clear of any restrictions on Transfer or other Liens (other than Liens arising under the Securities Act or state securities Laws, as applicable), and holds no other direct or indirect Equity Equivalents of the Company. The Seller is not a party to any option, warrant, purchase right, redemption right, or other Contract that could require the Seller to Transfer the Transferred Interests (other than this Agreement and the Company Operating Agreement). The Seller is not a party to any voting trust, proxy, or other Contract with respect to the voting of the Transferred Interests or any registration rights agreement or other Contract with respect to the registration of the Transferred Interests. All of the

#10184775 v14 \027606 \0022 issued and outstanding Transferred Interests have been duly authorized and validly issued. Immediately after the Closing, the Buyer will own all of the outstanding Units of the Company, free and clear of any Liens (other than Liens arising under the Securities Act or state securities Laws, as applicable), and there will be no other outstanding Equity Equivalents of the Company other than the Units owned by the Buyer. (ii) The Company does not hold of record or owns beneficially, directly or indirectly, any Equity Equivalents of any other Person. Business and Operations of the Company. (i) None of the Seller or any of its Affiliates is a party to any Contract with the Company other than the Company Contracts and, as of the Closing, the Transition Services Agreement. Each Company Contract constitutes a legal, valid, and binding obligation of the Seller, in full force and effect and enforceable in accordance with its terms and conditions (subject to the Enforceability Exceptions) against the Seller. The Seller has duly performed all of its covenants and obligations under each Company Contract, and the Seller is not (with or without notice, lapse of time, or both) in breach of or default under any Company Contract. (ii) Since August 19, 2019, the Seller has not taken any action to cause the Company to operate outside of the ordinary course of business, consistent with past practice. (iii) The Seller has not taken any action with respect to the Company in bad faith, nor any action that constitutes willful misconduct, fraud, or a violation of applicable Law. (iv) Except for (A) the Contributed Assets that will be transferred, conveyed, assigned and delivered to the Company prior to the Closing in accordance with Section 5(g), (B) the Seller Facility Lease solely with respect to the Facility, and (C) the Excluded Assets, none of the Seller or any of its Affiliates owns, or holds any leasehold interest in or license to, any assets or properties (including any Proprietary Rights) that are used by the Company in the conduct of its business and operations (the “Company Assets”), and any such purported ownership or license is hereby expressly disclaimed. (v) The Seller has provided to the Buyer a full, correct and complete copy of the Seller Facility Lease (without any redactions thereto), as in effect on the date hereof. As of the date hereof, none of the parties to the Seller Facility Lease is (with or without notice, lapse of time, or both) in breach or default under the Seller Facility Lease. (vi) To the knowledge of the Seller, the Company has good and valid title to, or holds valid leasehold interests in, all of the Company Assets. All of the Company Assets and the Contributed Assets have been maintained in accordance with

#10184775 v14 \027606 \0022 normal industry practice and are in good repair and operating condition, ordinary wear and tear excepted. (vii) To the knowledge of the Seller, the Company Assets, the Contributed Assets, the Facility, and the services to be performed under the Transition Services Agreement collectively constitute all of the assets required for the continued conduct of the Company Business after the Closing in substantially the same manner as conducted prior to the Closing. (viii) To the knowledge of the Seller, (A) the Company has conducted no business or operations other than the Company Business, and (B) all of the liabilities and obligations of the Company have arisen in the ordinary course of business, consistent with past practice. 5. Covenants. Efforts to Consummate. Subject to the terms and conditions set forth in this Agreement, the Parties shall cooperate with each other, and each Party shall use its reasonable best efforts to take or cause to be taken all actions and to do or cause to be done all things reasonably necessary or advisable on its part, in order to consummate the Transaction, including the satisfaction, but excluding the waiver, of the closing conditions set forth in Section 6. Litigation Support. From and after the Closing, in the event and for so long as the Buyer or any of its Affiliates (including the Company), on the one hand, or the Seller or any of its Affiliates, on the other hand, is contesting or defending any Action relating to either (i) a fact, event, or condition in existence or occurring at or prior to the Closing involving the Company, or (ii) the Transaction (in each case within the foregoing clauses (i) and (ii), other than any Action between any of the Buyer, the Company, or any of their Affiliates, on the one hand, and the Seller or any of its Affiliates, on the other hand), the Seller or the Buyer, as the case may be, shall, and shall cause its respective Affiliates and Representatives to, cooperate with the Buyer or its Affiliates or the Seller or its Affiliates, as applicable, and their counsel in such defense or contest, including by making available its personnel and providing such testimony and access to its books and records as shall be reasonably necessary or advisable in connection with such contest or defense, in each case at the sole cost and expense of the contesting or defending party. Company Agreements. The Seller acknowledges and agrees that, from and after the Closing, the Seller shall have no further rights as a Member of the Company, including any voting rights, rights to participate in management, rights to any of the Buyer’s or the Company’s Proprietary Rights or, subject to Article 13 of the Teaming Agreement, any other Proprietary Rights used by the Company in the conduct of its business or operations (other than the Excluded Assets), and rights to any profits and losses of the Company; provided, that, for the avoidance of doubt, the Seller and the Buyer shall continue to be bound by any provisions of (x) the Company Operating Agreement that, by their nature, survive a Member’s ceasing to own any Units (including Articles 14 and 15 thereof except for Section 15.2 as applicable to the Seconded Employees (as defined in the Transition Services Agreement)), and (y) the Teaming Agreement that, by their nature, survive the termination thereof (including Article 13 thereof), all of which shall survive the consummation of the Transaction in accordance with their terms; provided,

#10184775 v14 \027606 \0022 however, that (x) Section 15.4 of the Company Operating Agreement and (y) Articles 6.2(b), 6.3, 6.10, 7, 8 and 18 of the Teaming Agreement, shall, in each case, not survive the consummation of the Transaction. Each of the other Company Agreements is hereby terminated in its entirety, effective as of the Closing Date. Further Assurances. From and after the Closing, each Party shall, and shall cause its Affiliates and Representatives to, take such further actions and execute and deliver such further documents (in form and substance reasonably satisfactory to such Party) as may be reasonably requested by any other Party to carry out the purposes of this Agreement. Tax Matters. (i) Buyer shall prepare and timely file all Tax returns of the Company for any taxable period of the Company beginning before, and ending after, the Closing Date (a “Straddle Period”), and all taxable periods ending on or before the Closing Date (a “Pre-Closing Tax Period”) to the extent that such Tax returns are not yet due and have not been filed as of the Closing Date. Such Tax returns shall be prepared in a manner consistent with past practice, unless a contrary treatment is required by applicable Law. (ii) None of the Seller or any of its Affiliates shall (or shall cause or permit any other Person to) (A) amend, re-file, file or otherwise modify any Tax return; (B) make any Tax election; (C) file any ruling or request with any taxing authority; (D) extend any statute of limitations; or (E) enter into any voluntary disclosure or similar discussion with any taxing authority, in each case, relating in whole or in part to the Company and with respect to any Pre-Closing Tax Period or Straddle Period, without the prior written consent of the Buyer, such consent not to be unreasonably withheld, conditioned or delayed. (iii) The Buyer and the Seller agree to furnish or cause to be furnished to each other, and upon request, as promptly as practicable, such information and assistance (including access to books and records) as is reasonably necessary for preparation of any return, audit, and the prosecution or defense of any claim, suit or proceeding relating to the Tax liability of the Company with respect to any Pre-Closing Tax Period or Straddle Period. The requesting Party shall bear all out-of-pocket costs and expenses incurred by the other Party hereto in providing such assistance. (iv) In the event that a dispute arises between the Parties as to any matter relating to Taxes attributable to the Company, the Parties shall attempt in good faith to resolve such dispute, and any agreed-upon amount shall be paid to the appropriate Party. If such dispute is not resolved thirty (30) calendar days thereafter, the Parties shall submit the dispute to an independent accounting firm mutually chosen by the Parties for resolution, which resolution shall be final, conclusive and binding on the Parties. Notwithstanding anything in the Agreement to the contrary, the fees and expenses of the independent account firm in resolving this dispute shall be borne equally by the Parties.

#10184775 v14 \027606 \0022 (v) The Buyer and Seller shall each be responsible for 50% of any Transfer Taxes and related Tax Return preparation and filing costs; provided, however, that, except as otherwise provided in this Agreement, in no event shall either Party be liable for any Taxes of the other Party incurred in connection with this Agreement or the Transaction. (vi) With respect to any Pre-Closing Tax Period of the Company to which the Partnership Audit Rules apply, notwithstanding anything herein to the contrary, except as otherwise consented by the Buyer, (I) the Company shall make the election under Code section 6226(a) with respect to the alternative payment of imputed underpayment of the Company and any corresponding election under state or local Law, to the extent that the imputed underpayment (within the meaning of Code section 6225 or any similar provision of state or local Law) or other amounts payable to a Governmental Authority in connection with the adjustment by the Company or its Subsidiaries would equal or exceed $1,000, and (II) neither the Company nor any of its members shall, and shall not permit any of their respective Affiliates to, elect under section 1101(g)(4) of the Bipartisan Budget Act of 2015 to have the amendments made by such provisions apply to any income Tax Return of the Company with respect to any pre-Closing period prior to 2018. “Partnership Audit Rules” means Code sections 6221 through 6241 and section 1101(g)(4) of the U.S. Bipartisan Budget Act of 2015, together with any guidance issued thereunder or successor provisions and any similar provision of state or local tax Laws. (vii) The parties intend that the acquisition of the Transferred Interests will be treated for income tax purposes as a purchase of 51% of the assets of the Company, in accordance with Situation 1, in Revenue Ruling 99-96. Buyer and Seller agree to allocate the purchase price, plus any liabilities properly taken into account for U.S. federal income Tax purposes, among 51% of the Company’s assets in accordance with Section 1060 of the Code and the related Treasury Regulations, and any analogous provisions of applicable state, local or foreign law. If any adjustments to the purchase price are made pursuant to this Agreement, Buyer and Seller shall adjust such allocation accordingly. (viii) To the extent permitted by applicable law, the parties agree that any indemnification payments (and/or payments or adjustments) made with respect to this Agreement shall be treated for all Tax purposes as an adjustment to the purchase price. (ix) For purposes of this Agreement, the amount of Taxes attributable to the pre-Closing portion of any Straddle Period shall be determined based upon a hypothetical closing of the taxable year on such Closing Date, with the Closing Date being included in the pre-Closing portion of such Straddle Period; provided, however, real property, personal property and other Taxes (which are not based on net income, profit, sales, revenue, withholding or gains) shall be determined by reference to the relative number of days in the pre-Closing portion (up to and including the Closing Date) and post-Closing portion of such Straddle Period.

#10184775 v14 \027606 \0022 (x) Each of Seller and Buyer shall notify the other party in writing within thirty (30) calendar days of receipt of written notice of any pending or threatened tax examination, audit or other administrative or judicial proceeding relating to the Company (a “Tax Contest”) that could reasonably be expected to result in an indemnification obligation under this Section 8(b) of such other party. Notwithstanding the foregoing, the Seller shall not agree to any settlement of a Tax Contest for a Pre-Closing Tax Period, without the prior written consent of the Buyer. The Buyer shall have the right to be kept fully informed of any material developments and receive copies of all correspondence and shall have the right to observe the conduct of and participate in any Tax Contest for a Pre-Closing Tax Period (through attendance at meetings or otherwise) at its own expense, including through its own counsel and other professional experts. (xi) This Section 5(e) shall survive until three months after the expiration of the statute of limitations with respect to the applicable Tax. Parent Registration. (i) If Parent proposes to register (including, for this purpose, a registration effected by Parent for stockholders other than the Seller) any Parent Common Stock under the Securities Act in connection with the public offering of such Parent Common Stock solely for cash (other than in an Excluded Registration), Parent shall, at such time, promptly give the Seller notice of such registration. Upon the request of the Seller given within one (1) day after such notice is given by Parent, Parent shall, subject to this Section 5(f), cause to be registered all of the Parent Common Stock that the Seller owns that is listed under the heading “PIPE (Unrestricted) Shares” on Exhibit E hereto and the shares of Parent Common Stock to be issued upon exercise of the Holtec Options (as defined in Exhibit E hereto) (such shares of Parent Common Stock, collectively, the “Subject Securities”) (and expressly excluding any of the other shares of Parent Common Stock listed on Exhibit E hereto) and has requested to be included in such registration. Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 5(f) before the effective date of such registration, whether or not the Seller has elected to include any Subject Securities in such registration. (ii) If the managing underwriter or underwriters in an offering contemplated by Section 5(f)(i), in good faith, advises the Parent that the dollar amount or number of Subject Securities that the Seller and/or its affiliates desire to sell, taken together with all other shares of Parent Common Stock or other equity securities that the Parent or any other holder of Parent Common Stock desires to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering, then the number of Subject Securities to be included in such offering may be adjusted, as determined by the Parent in consultation with such underwriter(s). (iii) Neither Seller nor any of its affiliates may participate in any offering contemplated by Section 5(f)(i) unless such person (a) agrees to sell such person’s securities on the basis provided in the underwriting agreement for such offering and (b)

#10184775 v14 \027606 \0022 completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting agreement. Seller shall, and shall cause its affiliates to, enter into an underwriting agreement with the underwriters, which underwriting agreement shall contain customary representations, covenants, indemnities and other rights and obligations as are customary in underwritten offerings of equity securities; provided, however, that no such person shall be required to make any representations or warranties to or agreements with the Parent or the underwriters other than representations, warranties or agreements regarding such person’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law. Contributed Assets; No Further Obligations. (i) The Seller hereby acknowledges that the Seller has possession of certain Company Books and Records. The Seller further acknowledges and agrees that to the extent that the Seller may be deemed to have any ownership of or other interest in (in each case, other than those rights arising by virtue of the Seller’s ownership of the Transferred Interests, all of which will transfer to the Buyer at the Closing) any of the assets or properties that are used by the Company in the conduct of its business and operations or that are otherwise located at the Company’s allocated area within the Facility (including any and all Proprietary Rights (subject to Article 13 of the Teaming Agreement), Special Purpose Equipment, inventory, raw materials, improvements to the Facility (subject to the Sublease Agreement and/or Landlord’s ownership rights), the HI-POWER domain name, and furniture, fixtures and equipment, but excluding the Excluded Assets), such ownership or other interest is hereby expressly disclaimed, and the Seller acknowledges and agrees that, subject to the limitations expressly provided herein, all such assets and properties shall be owned solely and exclusively by the Company, free and clear of any and all ownership claims or other Liens on the part of the Seller or its Affiliates (with all such assets and properties referred to in this sentence, collectively with the Company Books and Records, being referred to as the “Contributed Assets”). (ii) In furtherance, and not in limitation, of the second sentence of Section 5(g)(i), the Seller covenants and agrees that, prior to the Closing, the Seller will execute and deliver the Assignment and Assumption Agreement pursuant to which it will transfer, convey, assign and deliver to the Company all of the Seller’s right, title and interest in and to the Contributed Assets. (iii) The Seller, on behalf of itself and its Affiliates, hereby confirms that, as of the date hereof, none of the Company, Parent, the Buyer or any of their respective Affiliates or Representatives has any outstanding indebtedness, obligations or liabilities of any nature whatsoever to the Seller or its Affiliates, and the Seller hereby waives and releases and shall not have any claims with respect to any of the foregoing; provided that this Section 5(g)(iii) shall not apply to (A) the rights or obligations arising under this Agreement or any Ancillary Agreement, (B) the Seller Contributions (which the Seller agrees shall have been returned in their entirety as of the Closing), or (C) the gross negligence, fraud or willful misconduct on the part of Parent, the Buyer or any of their respective Affiliates or Representatives.

#10184775 v14 \027606 \0022 (iv) The Buyer, on behalf of itself and its Affiliates, hereby confirms that, as of the date hereof, none of the Seller or any of its Affiliates or Representatives has any outstanding indebtedness, obligations or liabilities of any nature whatsoever to the Buyer or its Affiliates, and the Buyer hereby waives and releases and shall not have any claims with respect to any of the foregoing; provided that this Section 5(g)(iv) shall not apply to (A) the rights or obligations arising under this Agreement or any Ancillary Agreement or (B) the gross negligence, fraud or willful misconduct on the part of the Seller or any of its Affiliates or Representatives. 6. Closing Conditions. Conditions to the Buyer’s Obligation. The Buyer’s obligation to consummate the Transaction is subject to satisfaction (or waiver by the Buyer) of the following conditions: (i) the representations and warranties made by the Seller in this Agreement shall be true and correct at and as of the Closing, with the same force and effect as if made at and as of the Closing; (ii) the Seller shall have complied with and performed in all material respects (without duplication of any materiality qualifier contained therein) all of the covenants required to be performed by it at or prior to the Closing pursuant to this Agreement; (iii) the Seller shall have delivered to the Buyer a certificate of a secretary or other authorized officer of the Seller certifying that the conditions set forth in clauses (i) and (ii) above have been satisfied; and (iv) no Order shall been entered, issued, made, or rendered, which Order remains in effect and restrains, enjoins, makes illegal, or otherwise prohibits consummation of all or any part of the Transaction. Conditions to the Seller’s Obligation. The Seller’s obligation to consummate the Transaction is subject to satisfaction (or waiver by the Seller) of the following conditions: (i) the representations and warranties made by the Buyer in this Agreement shall be true and correct at and as of the Closing, with the same force and effect as if made at and as of the Closing; (ii) the Buyer shall have complied with and performed in all material respects (without duplication of any materiality qualifier contained therein) all of the covenants required to be performed by it at or prior to the Closing pursuant to this Agreement; (iii) the Buyer shall have delivered to the Seller a certificate of a secretary or other authorized officer of the Buyer certifying that the conditions set forth in clauses (i) and (ii) above have been satisfied; and

#10184775 v14 \027606 \0022 (iv) no Order shall been entered, issued, made, or rendered, which Order remains in effect and restrains, enjoins, makes illegal, or otherwise prohibits consummation of all or any part of the Transaction. 7. Closing Deliverables of the Seller. At the Closing, the Seller shall deliver to the Buyer the following: resignation letters, effective as of the Closing, from (i) Dr. Krishna Singh, Martin Babos, and Richard M. Springman resigning as Managers of the Board, (ii) the Seller, resigning as Administrative Member of the Company, and (iii) to the extent requested by the Buyer, resignations from any other directors, managers, or officers of the Company (in their capacity as such); (i) a certification in the form prescribed by Code Section 1445 and Section 1446(f) and the regulations issued thereunder, duly executed by the Seller or a duly authorized representative thereof to the effect that the Seller is not a “foreign person” for purposes of Section 1445 and Section 1446(f) of the Code and (ii) an IRS Form W-9 properly completed and duly executed by the Seller; the Transition Services Agreement duly executed by the Seller and the Company; a sublease agreement in form and substance reasonably satisfactory to the Buyer and the Seller with respect to the Facility (the “Sublease Agreement”) duly executed by the Seller and consented to by the Landlord; a true, correct and complete copy of the fully-executed Assignment and Assumption Agreement; and a resignation, in form and substance reasonably satisfactory to Parent, duly executed by Dr. Krishna Singh, pursuant to which Dr. Singh resigns as a member of the board of directors of Parent, effective as of the Closing Date. 8. Indemnification. By the Buyer. The Buyer shall indemnify the Seller, its Affiliates, and its and their respective officers, directors, managers, members, managing members, partners, shareholders, employees, agents, representatives, attorneys, insurers, heirs, successors and permitted assigns (collectively, the “Seller Indemnified Parties”) from and against any and all losses, damages, liabilities, obligations, actions, judgments, awards, injunctions and other equitable remedies, liens, settlements, diminution in value, taxes, penalties, fines, interest, costs, fees and expenses (including reasonable fees and expenses of legal counsel and other professional advisors and experts and court costs) (collectively, “Losses”) which the Seller Indemnified Parties may suffer or incur arising out of, in connection with, relating to or resulting from any of the following: (i) the breach of any representation or warranty made by the Buyer in this Agreement;

#10184775 v14 \027606 \0022 (ii) the breach of any covenant or agreement set forth herein required to be performed by the Buyer, or (iii) any Taxes of the Buyer (which, for the avoidance of doubt, shall not include any Pre-Closing Taxes for which the Seller shall indemnify the Buyer Indemnified Parties pursuant to Section 8(b)(v) below). By the Seller. The Seller shall indemnify the Buyer, its Affiliates (including the Company), and its and their respective officers, directors, managers, members, managing members, partners, shareholders, employees, agents, representatives, attorneys, insurers, heirs, successors and permitted assigns (collectively, the “Buyer Indemnified Parties”) from and against any and all Losses which the Buyer Indemnified Parties may suffer or incur arising out of, in connection with, relating to or resulting from any of the following: (i) the breach of any representation or warranty made by the Seller in this Agreement; (ii) the breach of any covenant or agreement set forth herein required to be performed by the Seller; (iii) any Taxes of the Seller; (iv) the business and operations of the Company, or the leasing or operation of the Facility, in each case, prior to the Closing Date (including any and all such Losses rising out of, in connection with, relating to or resulting from (A) income, property, excise or other Taxes, (B) environmental conditions or claims, (C) injury to persons or damage to property, (D) claims with respect to employment or employee benefits, (E) violations of Law, or (F) breaches of Contracts with third parties; or (v) any Pre-Closing Taxes; provided, however, that, with respect to the foregoing clauses (iv) and (v), Losses shall be calculated equitably to reflect the fact that the Buyer held a 49% ownership interest in the Company during such JV Period, as applicable. The representations and warranties of the Buyer or the Seller hereunder, and the rights to indemnification of any Seller Indemnified Party or Buyer Indemnified Party, as the case may be, with respect thereto shall not be affected or deemed waived by reason of any investigation made by or on behalf of such Seller Indemnified Party or Buyer Indemnified Party, as the case may be, or by reason of the fact that such Seller Indemnified Party or Buyer Indemnified Party, as the case may be, knew or should have know that any such representation or warranty is, was or might by inaccurate or by reason of the Seller’s or the Buyer’s, as the case may be, waiver of any condition set forth in Article 6 hereof. For the avoidance of doubt, any Loss incurred as a result of any claim of any kind against either the Seller Indemnified Parties or the Buyer Indemnified Parties related to the business and operations of the Company during the JV Period shall be shared and allocated according to the Buyer’s and Seller’s then respective ownership interest in the Company (i.e., 51% of Seller and

#10184775 v14 \027606 \0022 49% of Buyer); provided, however, that (x) the foregoing shall not limit and is subject in all respects to the Buyer’s and Seller’s respective rights and obligations under this Agreement (including Sections 8(a)(i) and (ii) and 8(b)(i) and (ii) hereof) and (y) no Party shall share in or be allocated any Loss arising out of or related to the bad faith, willful misconduct, fraud, or a violation of applicable Law by any other Party. 9. Termination. Right of Termination. This Agreement may be terminated prior to the Closing: (i) by the Buyer and the Seller upon mutual written consent; or (ii) by either Party if any condition to such Party’s obligations set forth in Section 6 (other than conditions with respect to actions to be taken at the Closing itself) shall not have been satisfied on or before April 9, 2021 (unless such failure results primarily from the breach by such Party of any representation, warranty, covenant, or agreement set forth in this Agreement). Effect of Termination. In the event of the termination of this Agreement pursuant to this Section 9, all rights and obligations of the Parties under this Agreement shall terminate without any further liability of any Party, provided that (i) this Section 9 and Section 10 shall survive such termination, and (ii) such termination shall not relieve any Party from liability resulting from or arising out of its breach of this Agreement prior to such termination. 10. Miscellaneous. Press Releases and Public Announcements. No Party shall, or shall permit its Affiliates or Representatives to, issue any press release or make any public filing, announcement, or disclosure (whether written, oral, or electronic) relating to the Transaction without the prior written approval of the other Party, except as required by applicable Law or the rules or regulations of any United States or foreign securities exchange. For the avoidance of doubt, subject to the preceding sentence, each of the Parties acknowledges that from and after the date hereof, it and its Representatives will continue to be bound by certain confidentiality and other restrictive covenants in accordance with the terms and conditions set forth in Articles 14 and 15 of the Company Operating Agreement (as expressly modified by the provisos set forth in Section 5(c) of this Agreement); provided, however, that the Parties agree that Section 15.3 (Non- Disparagement) of the Operating Agreement shall be deemed for all purposes to apply to any statements and information concerning the Company, Parent, the Buyer, the Seller, any of their respective Affiliates or successors, and any of their respective Representatives (including expert networks such as Gerson Lehman Group (GLG) and equivalent Persons). Third-Party Beneficiaries. The Agreement nor shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns. Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersede any prior understandings, agreements, representations, warranties, letters of intent, or term sheets by or between the Parties (as well as any Affiliate or Representative

#10184775 v14 \027606 \0022 acting on behalf of any Party), written or oral, to the extent they relate in any way to the subject matter hereof or thereof. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign this Agreement or any of such Party’s rights, interests, or obligations hereunder without the prior written consent of the other Parties, and any such assignment in violation of the foregoing shall be null and void. Counterparts. This Agreement may be executed in counterparts (including by means of facsimile, .pdf, or other electronic transmission), each of which shall be deemed an original and all of which together will constitute one and the same instrument. Notices. All notices, requests, instructions, demands, documents and other communications to be given pursuant to this Agreement shall be in writing and shall be delivered personally, sent by nationally-recognized overnight courier or electronic mail to a Party at the addresses set forth below for such Party or to such other address as the Party to whom notice is to be given may have furnished to the other Party hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a nationally-recognized courier service that guarantees overnight delivery, on the Business Day after the date when sent for overnight delivery, and (c) in the case of electronic mail, on the date sent (or on the first Business Day following the date sent if the date sent is not a Business Day), and only if followed by delivery of an original via a nationally-recognized overnight courier service that guarantees overnight delivery: If to the Seller: Holtec International 1 Holtec Blvd. Camden, NJ 08104 Attention: Legal Counsel Email: legal@holtec.com If to Parent or the Buyer: Eos Energy Storage LLC 3920 Park Avenue Edison, NJ 08820 Attention: Joseph Mastrangelo Email: jmastrangelo@eose.com With a copy (which shall not constitute notice) sent contemporaneously to: Morrison Cohen LLP 909 Third Avenue, 27th Floor New York, New York 10022

#10184775 v14 \027606 \0022 Attention: David LaGalia, Esq. Zachary Jacobs, Esq. Email: dlagalia@morrisoncohen.com zjacobs@morrisoncohen.com Any Party may change its contact information for such notices, requests, demands, claims, and other communications by giving the other Party notice in the manner set forth above. GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS (EXCLUDING CONFLICT OF LAWS RULES AND PRINCIPLES) OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. (i) ANY ACTION AGAINST ANY PARTY TO THIS AGREEMENT ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT SHALL BE BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE AND EACH OF THE PARTIES HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH ACTION; PROVIDED, THAT A FINAL JUDGMENT IN ANY SUCH ACTION SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES NOT TO ASSERT (A) ANY OBJECTION WHICH IT MAY EVER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE, (B) ANY CLAIM THAT ANY SUCH ACTION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (C) ANY CLAIM THAT SUCH COURT DOES NOT HAVE JURISDICTION WITH RESPECT TO SUCH ACTION. (ii) TO THE EXTENT THAT SERVICE OF PROCESS BY MAIL IS PERMITTED BY APPLICABLE LAW, EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION IN SUCH COURTS BY THE MAILING OF SUCH PROCESS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT ITS ADDRESS FOR NOTICES PROVIDED FOR HEREIN. (iii) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED- FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY ACTION.

#10184775 v14 \027606 \0022 Amendments. No amendment of any provision of this Agreement shall be valid or effective unless in writing executed by the Parties. No consent under any provision of this Agreement or waiver of any provision of this Agreement or of any default under or breach of any representation, warranty, covenant, or agreement set forth herein, whether or not intentional, shall be valid or effective unless in a writing executed by the Buyer (if the Party seeking to enforce such consent or waiver is the Seller) or the Seller (if the Party seeking to enforce such consent or waiver is the Buyer or Parent), nor shall any such waiver be deemed to extend to any prior, subsequent, or similar default or breach or affect in any way any rights arising by virtue of any such prior, subsequent, or similar default or breach. No failure by any Party to take any action with respect to any such default or breach shall constitute a waiver of such Party’s rights to take any such action or to enforce any provision of this Agreement. Severability. Any term or provision of this Agreement that is invalid, illegal, or unenforceable shall be deemed to be limited or modified in its application to the minimum extent necessary to avoid such invalidity, illegality, or unenforceability. The invalidity, illegality, or unenforceability of any such term or provision in any situation in any jurisdiction shall not affect the validity, legality, or enforceability of the remaining terms and provisions of this Agreement or the validity, legality, or enforceability of such term or provision in any other situation or in any other jurisdiction. Expenses. Except as otherwise provided in this Agreement, each Party shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement and the Transaction, whether or not the Closing shall have occurred. Specific Performance; Remedies Cumulative. Each Party agrees that irreparable damages would occur, and money damages would be inadequate, if any provision of this Agreement were not performed in accordance with the terms hereof and that, in the event of a breach or threatened breach of this Agreement, the Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each Party irrevocably waives any requirement for the securing or posting of any bond, or for the proving of any actual or special damages, in connection with any specific performance described within this Section 10(l). Each Party further agrees that the only permitted objection that it may raise in response to any Action for any specific performance described within this Section 10(l) is that it contests the existence of a breach or threatened breach of this Agreement. Except as otherwise provided herein, the remedies provided herein and therein shall be cumulative and shall not preclude the assertion by any Party of any other rights or the seeking of any other remedies against any other Party. [Signature pages follow]

#10184775 v14 \027606 \0022 IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written. BUYER: EOS ENERGY STORAGE, LLC By: _______________________________________ Name: Title: SELLER: HOLTEC POWER, INC. By: _______________________________________ Name: Title: PARENT (solely for purposes Section 5(f)): EOS ENERGY ENTERPRISES, INC. By: _______________________________________ Name: Title: Chief Strategic Alliances Officer Mack E. Treece Chief Strategic Alliances Officer Mack E. Treece Martin J. Babos, JR. VP Finance

#10184775 v14 \027606 \0022 Exhibit A Form of Assignment and Assumption Agreement [See attached]

#9843762 v8 \027606 \0022 CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT THIS CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of April 9, 2021 (this “Agreement”), is made by and between Holtec Power, Inc., a Delaware corporation (the “Member”), and HI-POWER, LLC, a Delaware limited liability company (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below). RECITALS WHEREAS, the Member is a party to that certain Unit Purchase Agreement, dated as of April 8, 2021 (as amended, restated or otherwise modified from time to time, the “Unit Purchase Agreement”), in accordance with the terms and subject to the conditions of which, among other things, the Member will sell all of its Units in the Company to Eos Energy Storage, LLC (the “Buyer”); WHEREAS, in anticipation and in furtherance of the Transaction pursuant to the Unit Purchase Agreement, the Member wishes to sublease the Facility Lease, the Company Books and Records, and any other Contributed Assets that the Member may own or in which the Member may otherwise have an interest; and WHEREAS, (i) the Member acknowledges that it will benefit substantially and directly from the Transaction, (ii) the Member acknowledges that the Buyer would be unwilling to consummate the Transaction without certain assurances that none of the Member or any of its Affiliates owns, or holds any leasehold interest in or license to, any assets or properties recorded on the Company’s financial statements that are used by the Company in the conduct of its business and operations (which, after giving effect to the transactions contemplated by this Agreement, the Member hereby confirms), and (iii) it is a material condition to the Transaction that the Member and the Company execute and deliver this Agreement. NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows: 1. Contribution and Assignment. The Member, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby contribute, assign, transfer, convey, and deliver to the Company, and the Company does hereby acquire, and accept from the Member, all of the Member’s right, title and interest in and to the Contributed Assets, free and clear of any Liens, TO HAVE AND TO HOLD the same unto the Company, and its successors and assigns, to and for its use forever. 2. Headings. The headings and captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof. 3. Counterparts. The parties hereto may sign this Agreement in counterparts, each of which shall be deemed an original but all of which together shall constitute one instrument.

#9843762 v8 \027606 \0022 2 The parties hereto agree that delivery of this Agreement may be effected by means of an exchange of .pdf or other electronic copies. 4. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware. 5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. 6. Amendment. This Agreement may not be modified or amended in any manner other than by an instrument in writing signed by each party or each such party’ successors or assigns. 7. Further Assurances. From and after the date hereof, each party hereto shall, and shall cause its Affiliates and Representatives to, take such further actions and execute and deliver such further documents (in form and substance reasonably satisfactory to such party) as may be reasonably requested by the other party hereto to carry out the purposes of this Agreement. [Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written. MEMBER: HOLTEC POWER, INC. ________________________________ Name: Title: COMPANY: HI-POWER, LLC ________________________________ Name: Title:

#10184775 v14 \027606 \0022 Exhibit B Form of Transition Services Agreement [See attached]

Execution Version #10185755 v13 \027606 \0022 TRANSITION SERVICES AGREEMENT This Transition Services Agreement (this “Agreement”) is entered into as of April 9, 2021 by and among HI-POWER, LLC, a Delaware limited liability company (the “Company”), Eos Energy Storage, LLC, a Delaware limited liability company (the “Buyer”), and Holtec Power, Inc., a Delaware corporation (the “Seller” and, together with the Company and Buyer, the “Parties”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Unit Purchase Agreement (as defined below). RECITALS WHEREAS, pursuant to that certain Unit Purchase Agreement, dated as of April 8, 2021, by and among Buyer, Seller and Eos Energy Enterprises, Inc. (the “Unit Purchase Agreement”), the Seller has agreed to sell, and the Buyer has agreed to purchase, all of Seller’s Units of the Company (following which, Buyer shall own 100% of the Units of the Company); WHEREAS, in connection with the Unit Purchase Agreement, in order to ensure a smooth transition of the business operations of the Company, Seller has agreed to provide ongoing support and services to the Company following the Closing for a certain period of time. NOW, THEREFORE, in consideration of the foregoing premises and of the respective covenants and agreements contained herein the Parties, intending to be legally bound, hereto agree as follows: 1. Services to be provided by Seller to Company. (a) Seller shall provide to the Company all of the services that it provided to the Company prior to the Closing, including, without limitation, human resources, accounting, IT, payroll, administrative services and procurement, along with such other services mutually agreed between the Parties in writing to ensure a smooth transition of the business operations of the Company resulting from the sale of Seller’s ownership interest in the Company to the Buyer (the “Services”). (b) Seller shall perform the Services in the same manner and to the same standards as it performed the Services prior to Closing, and the Company shall pay for such Services at the rates set by the Seller on an hourly basis according to Seller’s standard rate sheets, as attached hereto as Attachment A (“Rate Sheets”), which shall remain unchanged for the duration of the Term of this Agreement. (c) Attached hereto as Attachment B are copies of the invoices that Seller issued to the Company for: (i) all back-office Services (i.e. human resources, accounting, IT, payroll, administrative services and procurement, and the like) (“Back-Office Services”); and (ii) the provision to the Company of the Holtec Seconded Employees, for the three (3) calendar months immediately preceding the date hereof. For the duration of the Term of this Agreement,

#10185755 v13 \027606 \0022 2 the total number of hours to be billed to the Company for the Back-Office Services pursuant to the Rate Sheets in any calendar month shall in no event exceed the average number of hours billed to the Company for the Back-Office Services per month during the three (3) calendar months immediately preceding the date hereof. In the event that such cap is reached in any month during the Term of this Agreement, the Company’s prior written consent shall be required before any additional hours can be billed by Seller. (d) Back-Office Personnel. Seller’s employees performing Back-Office Services (the “Back-Office Personnel”) are expressly excluded from the definition of “Holtec Seconded Employee”, as defined in Section 2 below. Although Back-Office Personnel are performing Services for the benefit and at the expense of the Company (invoiced for their Services pursuant to this Agreement), the Back-Office Personnel will be physically located in Seller’s offices and such Back-Office Personnel are expressly employees of and under the direction, control, and supervision of Seller. For the avoidance of doubt, any individual not listed in Attachment C are considered Seller’s employees providing Services to the Company according to Rate Sheets and the terms herein. (e) Contracted Personnel. Seller, on behalf of Company, has engaged multiple staffing firms to procure personnel for Company (the “Contracted Personnel”). The Contracted Personnel are listed in Attachment D. Upon execution of this Agreement, the Company shall be responsible for all contracts with such staffing agencies in relation to the Contracted Personnel. Seller shall continue to provide administrative support for the staffing agency contracts under its provision of Back-Office Services until the earlier of (i) the staffing contract being assigned to or renegotiated by Company or Buyer; and/or (ii) the end of the Term of this Agreement. Currently the Contracted Personnel are, and shall remain, under the day-to- day direction, and supervision of the Company and the staffing agencies are, and will continue, being paid directly by the Company for their staffing services related to the Contracted Personnel. The Seller agrees to work with Company and/or Buyer to transfer the contracts with the applicable staffing agencies to avoid any lapse in Contracted Personnel engagement. For the avoidance of doubt, the Contracted Personnel are not considered “Holtec Seconded Employees”, as defined in Section 3 below. For avoidance of doubt, during the period the contracts are held by Seller, the service fee of 15% of the total cost of the Contracted Personnel shall apply, invoiced monthly by Seller to Company. 2. Secondment of Employees. Also included within the Services, in addition to the Back-Office Personnel’s performance of work, shall be the provision by the Seller to the Company of those of the Seller’s employees identified as the Holtec Seconded Employees currently employed by Seller under the terms of the Company Operating Agreement, as listed in Attachment C hereto (the “Holtec Seconded Employees”). The Holtec Seconded Employees shall remain employees of the Seller for the duration of the Term, and shall be provided in accordance with and subject to the terms of this Agreement during the Term of this Agreement.

#10185755 v13 \027606 \0022 3 (a) Seller Obligations. During the Term of this Agreement, the Seller agrees to carry out and perform all of the duties and obligations set forth in this Section 2(a). (i) Seller shall make the Holtec Seconded Employees available to perform services for the Company at Company’s facility at Units N1 and N2B, 200 Braddock Avenue, Keystone Commons Complex, Borough of Turtle Creek, Allegheny County, Pennsylvania and at the day-to-day direction and supervision of the Company on a full-time basis or such other basis as in effect as of the Closing, as directed by the Company. (ii) Seller shall maintain to the extent practical to Seller in full force and effect all of its employee benefit plans, programs and arrangements (the “Employee Plans”) for the Holtec Seconded Employees on the same terms, conditions and cost basis as are in existence on the date of this Agreement. (iii) Seller shall: (A) maintain to the extent practical to Seller in full force and effect its existing employment practices liability insurance, workers compensation insurance and professional liability insurance (covering both entity- level and employee-level claims), in each case covering all of the Holtec Seconded Employees and on the same terms and conditions as are in existence on the date of this Agreement (collectively, the “Insurance Policies”); Within 10 days after the Closing, Seller shall furnish the Company with certificates of insurance and copies of endorsements for Seller’s workers compensation insurance policy, and any other documentation reasonably requested by the Company, evidencing the Company’s coverage under such policy in accordance with the preceding sentence. (iv) Seller shall timely and faithfully carry out all of its payroll, tax withholding and reporting, and other duties and obligations as the common law employer of the Holtec Seconded Employees, and shall furnish the Company with Seller’s payroll and tax records with respect to the Holtec Seconded Employees (along with such other records as may be requested by the Company to confirm Seller’s compliance with all of its employer obligations) within 3 business days after each completed payroll period. (v) Seller shall not, without the Buyer’s prior written consent, modify any of the terms or conditions of employment, or terminate the employment, of any of the Holtec Seconded Employees with Seller during the Term of this Agreement unless such Holtec Seconded Employee violates Seller’s employment policies or practices, which shall be so determined at Seller’s own discretion.

#10185755 v13 \027606 \0022 4 (vi) Seller shall notify the Company and Buyer promptly of any material change in the terms and conditions of employment of the Seller’s employees (including the Holtec Seconded Employees) generally. (vii) Subject to Sections 1(b) and 1(c) hereof, Seller shall invoice the Company on a monthly basis in arrears for Seller’s direct costs of employing the Holtec Seconded Employees and maintaining the Employee Plans for the Holtec Seconded Employees’ benefit plus a 15% service fee, and shall provide the Company with an accounting and any supporting documentation reasonably requested to verify such amounts. Such costs, which shall be paid by the Company pursuant to Section 2(b) of this Agreement, shall be computed as the sum total of the following expenses for each full or partial month during the Term of this Agreement (for the avoidance of doubt, in each case, only to the extent that such expenses are allocable solely during the Term of this Agreement), without duplication (collectively, the “Costs”): A. All wages paid by Seller to the Holtec Seconded Employees; B. All applicable federal, state and local taxes, including unemployment, employment, payroll and withholding taxes, payable by Seller and attributable to the Holtec Seconded Employees; C. All insurance premiums paid by Seller for coverage of the Holtec Seconded Employees under Seller’s workers compensation insurance policy (but not for any other insurance coverage); and D. All employer contributions made or required to be made by Seller with respect to the Holtec Seconded Employees under the Employee Plans, and all premiums paid by Seller for the Holtec Seconded Employees’ coverage under the Employee Plans. Notwithstanding anything herein to the contrary, Costs shall not include any costs, penalties, liabilities or other obligations that may be paid or incurred by Seller to the extent arising as a result of any failure to pay wages or withhold tax, any failure to pay workers compensation or other coverage premiums, any documentary, operational or other compliance failure with respect to any Employee Plan, or any other failure to timely and fully carry out its duties and obligations as employer of the Holtec Seconded Employees and sponsor of, or participating employer in, the Employee Plans. (viii) On the Termination Date, Seller shall immediately terminate the employment of all Holtec Seconded Employees who are then

#10185755 v13 \027606 \0022 5 employed by Seller, and the Company shall offer employment to all such Holtec Seconded Employees effective on the Termination Date; provided, however, that nothing contained in this Agreement is intended to confer upon the Holtec Seconded Employees any right to continued employment after the Termination Date. (ix) As soon as practicable (but not more than 30 days) after the termination or resignation of any Holtec Seconded Employee from employment with Seller, Seller shall pay or otherwise discharge all of Seller’s obligations to or with respect to such Holtec Seconded Employee, including, without limitation, earned but unpaid wages and employment tax withholding and reporting, and the Company shall reimburse Seller for any such obligations that constitute Costs (to the extent not previously paid to Seller pursuant to Section 2(b) of this Agreement). (b) Duties and Obligations of the Company. During the Term of this Agreement, the Company agrees to carry out and perform all of the duties and obligations set forth in this Section 2(b). (i) As consideration for Seller’s services hereunder, subject to Sections 1(b) and 1(c) hereof, the Company shall pay Seller an amount equal to the Costs by wire transfer of immediately available funds within thirty (30) days of Seller’s invoice. (ii) At all times during the Term of this Agreement, the Company and the Buyer shall manage the day-to-day activities of the Holtec Seconded Employees and Back-Office Personnel, respectively, (provided that Seller shall maintain ultimate direction and control over the Back-Office Personnel, and Company shall maintain day-to-day direction and supervision over the Seconded Employees during such period). The Company may request that Seller terminate the secondment of any Holtec Seconded Employee who cannot or will not comply with the directions of Company during the Term of this Agreement. (iii) The Company shall be responsible for OSHA compliance and shall document, and notify the Seller of the names of Holtec Seconded Employees with recordable or lost-time injuries under OSHA. (iv) On the Termination Date, Company shall, subject to Section 2(a)(ix), offer employment to all such Holtec Seconded Employees effective on the Termination Date.

#10185755 v13 \027606 \0022 6 (c) Maintenance of Records. Seller shall, for a period of two (2) years after the Term of this Agreement, maintain accurate records of all Costs, and any other costs incurred by Seller with respect to the Holtec Seconded Employees, and, at such times and in such form as the Company shall reasonably request, Seller shall furnish to the Company documentation as to such costs. To the extent reasonably requested, the Company (through its authorized Human Resources representatives) shall have the right to review records maintained by Seller with respect to the Holtec Seconded Employees, such as, drug screening test or such similar related documents maintained by Seller with respect to the Holtec Seconded Employees and only as related to the Company’s work. Seller shall, upon reasonable notice from the Company, allow the Company and its authorized representatives access to all information and documents reasonably required for such review during reasonable business hours and provide copies of applicable documents, all at the Company’s sole cost and expense. (d) [Reserved]. (e) Seller Disclaimer. Except as expressly provided herein, Seller assumes no responsibility or liability for the performance, quality of work product, or any actions or omissions of the Holtec Seconded Employees. (f) Special Indemnity. In addition to (and not in limitation of) Section 7, Seller shall hold the Buyer, the Company, and their respective shareholders, officers, directors, parents, subsidiaries and affiliates free of and harmless from all liability, judgments, costs, damages, claims or demand, including reasonable attorneys’ fees, (i) arising under Section 2(a) or 2(c), to the extent caused by Seller’s failure to comply with its obligations under Section 2(a) or 2(c); or (ii) arising out of employment related claims made by the Holtec Seconded Employees or any governmental agency or body to the extent due to the acts or omissions of Seller occurring after the Closing in connection with the employment of the Holtec Seconded Employees during the Term of this Agreement as provided for herein. 3. Excluded Assets. Seller agrees to allow the Company to utilize the Excluded Assets in use by Company at the time of Closing (as defined in the Unit Purchase Agreement) located at the Company’s facility at Units N1 and N2B, 200 Braddock Avenue, Keystone Commons Complex, Borough of Turtle Creek, Allegheny County, Pennsylvania, during the Term of this Agreement. Following such time, Seller shall remove the Excluded Assets from the Facility at Seller’s expense. Seller shall provide reasonable notice to Company for removal of Excluded Assets if located in the Company-allocated area of the Facility. 4. Term. The term of this Agreement will commence on the Closing Date and will continue for a period of ninety (90) days, unless extended, at the sole discretion of the Company, for an additional thirty (30) days (the “Term”). All or part of the Services and/or use of the Excluded Assets may be terminated prior to the end of the Term by written notice from the Company to the Seller.

#10185755 v13 \027606 \0022 7 5. Cooperation; Access. Each Party shall make available on a timely basis to the other Party, such information, materials and access as may be reasonably requested to enable the requesting Party to provide the respective Services hereunder. 6. Confidentiality. (a) The Parties and their respective employees may have access to certain financial, technical, proprietary, confidential and other information of the other Parties, including, but not limited to, the data, reports, interpretations, forecasts, analyses, compilations, studies, summaries, extracts, records, manufacturing processes and other know-how, statements (written or oral) or other documents of any kind, which contain sensitive information concerning the business and affairs of the respective Parties (collectively, the “Confidential Information”). Each Party shall, and shall cause its affiliates and employees, to hold the Confidential Information strictly confidential unless such Confidential Information (i) was generally available to the public other than as a result of a disclosure by the non-disclosing Party or its affiliates, (ii) was available to the non-disclosing Party or its affiliates on a non-confidential basis prior to the Closing, provided that the source of such information was not bound by a confidentiality agreement or otherwise prohibited from transmitting such information by a contractual, legal or fiduciary duty, or (iii) such information was independently developed by the non-disclosing Party without using any of the Confidential Information. Each Party hereby agrees that neither it, its employees or its respective affiliates will, in any manner, directly or indirectly, communicate, publish, divulge or otherwise disclose, in whole or in part, the Confidential Information to any person or use the Confidential Information in any way other than as set forth hereunder. (b) Each Party hereby acknowledges that, in the event of a breach or threatened breach of any of the foregoing, the other Party may sustain great and irreparable injury and damage. Therefore, in addition to any other remedies which each Party may have hereunder, or in law or equity, it shall be entitled to seek an injunction issued by any court of competent jurisdiction restraining such breach or threatened breach. This paragraph shall not, however, be construed as a waiver of any of the rights which a Party may have for damages or otherwise. 7. [Reserved]. 8. Indemnity. In addition to (and not in limitation of) Section 2(f): (a) It is understood and agreed that Holtec Seconded Employees will be performing the Service under Company’s day-to-day direction, supervision, and management. Therefore, Company and Buyer shall not make any claims, and hereby waives and releases any claims against Seller, and its respective shareholders, officers, directors, parents, subsidiaries and affiliates, or the Holtec Seconded Employees arising during the course of or resulting from the performance of Services or any work directed by the Company or any inadequacies or deficiency

#10185755 v13 \027606 \0022 8 in Company’s oversight, direction or management, including violations of applicable laws, to the extent such claims or violations arise during or as result of performance which was at or under Company’s management, supervision, or direction. Further, Company shall indemnify, defend, and hold harmless Seller and its respective shareholders, officers, directors, parents, subsidiaries and affiliates and the Holtec Seconded Employees from any and all third-party claims or Losses to the extent arising out of or as a result of the Holtec Seconded Employees performing work under the management of Company after the Closing. (b) Seller shall indemnify and hold harmless Company, Buyer and their respective shareholders, officers, directors, parents, subsidiaries and affiliates from and against any and all Losses, including damage to third party property and personal injury (including death) arising out of the Holtec Seconded Employees’ performance, to the extent such claims do not arise out of or as a result of performance which was at or under Company’s management, including the negligent, unlawful or willful acts or omissions of Holtec Seconded Employees. For the avoidance of doubt, Seller shall not have an obligation to indemnify or hold Company or Buyer harmless from and against such Losses where the Holtec Seconded Employees were acting under the day-to-day management, direction and supervision of Company or Buyer (or were instructed not to act). (c) Notwithstanding the foregoing, but subject to the terms and conditions of the Unit Purchase Agreement, in the event that any Holtec Seconded Employee files a complaint, or initiates any action against the Company, to the extent based upon an event occurring prior to the Closing Date, Seller and Buyer shall share all of the costs relating to such complaint or action (including, without limitation, costs of defense, settlement, penalties and awards) based upon their respective ownership of Units of the Company prior to the Closing (i.e. Buyer: 49% and Seller: 51%). 9. Proprietary Rights. The Seller covenants and agrees that any and all Proprietary Rights including, without limitation, Confidential Information, developed or discovered by the Holtec Seconded Employees in connection with the performance of the Services hereunder is and shall remain the sole and exclusive property of the Company, and the Seller hereby disclaims and assigns to the Company and all of its right, title and interest in and to the same. 10. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by Law, (a) no waiver that may be given by a Party shall be applicable except in the specific instance for which it was given and (b) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or the right of the Party giving such notice or demand to take further action without notice or demand.

#10185755 v13 \027606 \0022 9 11. Assignment. Neither this Agreement nor any of the rights and obligations of the Parties hereunder may be assigned by any Party without the prior written consent of the other Parties. 12. Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto, set forth the entire understanding of the Parties with respect to the subject matter hereof. Any and all previous agreements and understandings between or among the Parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. 13. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be made in accordance with the procedures set forth in the Unit Purchase Agreement. 14. No Third Party Beneficiaries. No provision of this Agreement is intended to confer upon any person other than the Parties hereto any rights or remedies hereunder. Without limiting the foregoing, nothing in this Agreement, express or implied, is intended to or shall confer upon or be construed to confer upon any Holtec Seconded Employee or such Holtec Seconded Employee’s beneficiaries, dependents or legal representatives any rights or remedies (including any right to employment for any specified period with, or any right to any specific benefits or compensation from, Seller, Buyer, Company, or their respective affiliates) of any nature or kind whatsoever. 15. Headings. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. 16. Counterparts. This Agreement may be executed in counterparts, and each Party hereto may execute any such counterpart, each of which (including any electronic or facsimile copies) when executed and delivered shall be deemed to be an original and both of which counterparts taken together shall constitute but one and the same instrument. The Parties agree that the delivery of this Agreement may be effected by means of an exchange of electronic or facsimile signatures. 17. Severability; Enforcement. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 18. Governing Law; Consent to Jurisdiction;. This Agreement shall be governed by and interpreted and enforced in accordance with the governing law and jurisdiction set forth in the Unit Purchase Agreement.

#10185755 v13 \027606 \0022 10 19. Independent Contractors. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of employee/employer or principal/agent, or otherwise create any liability whatsoever of any Party with respect to the indebtedness, liabilities, obligations or actions of another Party or any of their respective officers, directors, employees, members, stockholders, agents or representatives, or any other person or entity. [Signatures to follow]

#10185755 v13 \027606 \0022 IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written. HI-POWER, LLC By: ______________________ Name: Title: Eos Energy Storage, LLC By: ______________________ Name: Title: Holtec Power, Inc. By: ______________________ Name: Title:

#10185755 v13 \027606 \0022 Attachment A – Seller’s Standard Rate Sheets

#10185755 v13 \027606 \0022 Attachment B Copies of the invoices that Seller issued to the Company for: (i) all back-office Services (i.e. human resources, accounting, IT, payroll, administrative services and procurement, and the like) (“Back-Office Services”); and (ii) the provision to the Company of the Holtec Seconded Employees, for the three (3) calendar months immediately preceding the Closing.

#10184775 v14 \027606 \0022 Exhibit C Form of Promissory Note [See attached]

#10205191 v4 \027606 \0022 PROMISSORY NOTE $25,000,000 April 9, 2021 FOR VALUE RECEIVED, Eos Energy Storage, LLC, a Delaware limited liability company (the “Maker”), hereby promises to pay to the order of Holtec Power, Inc., a Delaware corporation (the “Holder”), the principal amount of Twenty Five Million Dollars ($25,000,000) (together with any other note issued in exchange herefor, the “Note”). 1. Unit Purchase Agreement. This Note is issued by the Maker, on the date hereof, pursuant to the Unit Purchase Agreement, dated as of April 8, 2021 (as amended, restated, modified or supplemented from time to time, the “Purchase Agreement”), by and among the Maker, the Holder and Eos Energy Enterprises, Inc., a Delaware corporation (the “Parent”), and is subject to the terms thereof, all of which are incorporated herein by reference and made a part hereof. 2. Payments. The Maker promises to pay the principal amount of this Note in accordance with Section 2(b) of the Purchase Agreement. All payments to be made to the Holder shall be made in the lawful money of the United States of America in accordance with Section 2(b) of the Purchase Agreement. If any payment falls on a Saturday, Sunday or public holiday, it shall be payable on the next succeeding business day. This Note may be voluntarily prepaid by the Maker at any time, and any such prepayments shall be applied to the unpaid principal amount in inverse order of maturity under Section 2(b) of the Purchase Agreement. 3. Events of Default/Remedies. (a) The happening of any one of the following specific events shall be deemed an “Event of Default”: (i) the Maker’s default in paying the applicable payment amount, as and when due, in accordance with Section 2(b) of the Purchase Agreement, which default is not cured within ten (10) days after written notice of such default from the Holder; (ii) the filing of any petition or the commencement of any proceeding by the Maker for any relief under the bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, compositions or extensions; or (iii) the filing of any petition for the commencement of any proceeding against the Maker for any relief under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, compositions or extensions, which proceeding is not dismissed within sixty (60) days. (b) If an Event of Default shall be existing, the Holder may, at the election of the Holder, by written notice to the Maker, declare any and all obligations or liabilities of the Maker to the Holder under this Note (including the unpaid principal hereunder) immediately due and payable without presentment, demand, protest or other notice and pursue whatever remedies it may have at law and equity, including exercising its rights under Paragraph 5 hereof. The Holder may elect, in its sole discretion, to rescind an acceleration and all its consequences

#10205191 v4 \027606 \0022 2 hereunder if all existing Events of Default have been cured or waived, if such rescission would not conflict with any court judgment or decree. (c) If an Event of Default shall be existing and remain uncured in accordance with Section 3(a)(i) then Maker shall pay to the Holder a late charge at a rate of one percent (1%) per month for any installment payment not received by the Holder within ten (10) days after the installment is due. The late charge shall be calculated for the number of days the Event of Default remains uncured. If, from any circumstances whatsoever, fulfillment of any provision hereof shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the late charge interest rate to be fulfilled shall be reduced to the limit of such validity, and if under any circumstances the Holder hereof shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. 4. Security Interest. As security for performance of its obligations hereunder, the Maker hereby grants to the Holder a first priority security interest in all of the Maker’s right, title and interest in its assets. 5. Guaranty. The Parent unconditionally guarantees the payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Maker owing to the Holder under this Note. The Parent’s willingness to agree to the terms and conditions of this Paragraph 5 is a material inducement for the Holder to accept this Note and shall be enforced strictly in accordance with its terms. Upon the occurrence of any Event of Default under this Note, the Holder may demand from the Parent payment in full of all amounts then owing to the Holder, including all amounts accelerated as a result of any Event of Default. The Parent guarantees that this Note will be paid strictly in accordance with its terms, regardless of any contrary terms contained in this Note or any laws in effect in any jurisdiction affecting any of such terms or the rights of the Holder with respect thereto. 6. Waiver by the Maker. The Maker hereby expressly waives presentment, demand and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the validity, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the Holder with respect to the time of payment or any other provision hereof. 7. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or prospectively operate to invalidate this Note, then and in all such events, the provision(s) only shall be deemed null and void and shall not affect any other provisions of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced or disturbed thereby. 8. Notices. Any notice or other communication required or permitted under this Note shall be given in accordance with Section 10(f) of the Purchase Agreement.

#10205191 v4 \027606 \0022 3 9. No Waiver By Inaction. Failure on the part Holder to commence any action or discharge any rights granted hereunder, regardless of the length of time, shall not be deemed to be a waiver by of any of its rights hereunder. 10. Headings. The headings and captions used herein are for convenience of reference only and do not constitute a substantive part of this Note. 11. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. Sections 10(g) and 10(h) of the Purchase Agreement are incorporated herein by reference. 12. Replacement of Note. Upon the Maker’s receipt of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of an indemnity reasonable satisfactory to it, or, in the case of mutilation, upon surrender and cancellation of this Note, and in all cases upon reimbursement to the Maker of all reasonable expenses incidental thereto, the Maker will make and deliver a new Note of like tenor in lieu of this Note. 13. Successors and Assigns. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the Maker, the Holder or the Parent may assign any of its rights or obligations under this Note to any Person without the prior written consent of the other parties hereto, with any such purported assignment without such consent being null and void. 14. Headings. The headings herein are for convenience and reference only and in no way define or limit the scope or content of this Note or in any way affect its provisions. 15. Relationship of the Parties. The Holder shall in no event be construed for any purpose to be a partner, joint venturer or associate of the Maker, it being the sole intention of the parties to establish a relationship of debtor and creditor. 16. Amendments. This Note may not be amended other than in a writing and executed and delivered by the Maker, the Holder, and the Parent. [Signature Page Follows]

#10205191 v4 \027606 \0022 IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the date first written above. EOS ENERGY STORAGE, LLC By: ___________________________ Name: Title: Acknowledged and agreed solely for purposes of Paragraph 5: EOS ENERGY ENTERPRISES, INC. By: ___________________________ Name: Title:

Exhibit D

Excluded Assets

Seller shall retain ownership of all items listed in Table 1 below, "Seller-Owned Assets in the Facility". This list is not considered comprehensive, and Seller shall retain ownership of all other assets in the Seller's allocated spaces within the Facility, including, but not limited to the room where the servers and related IT equipment are located (the "Server Room"), excluding the Company assets specifically listed in Table 2 below, "Company-Owned Assets Located in Seller Allocated Area"

Company shall retain ownership of all other Company Assets, including all assets located within the Company's allocated space within the Facility, unless specifically included in Table 1 below. Company shall also retain the assets listed in Table 2 below, "Company-Owned Assets Located in Seller Allocated Area."

Table 1: Seller-Owned Assets in the Facility

Item	Description	Current Use	Location	Current Owner	Quantity
1.	25-horsepower air compressor	Company	Shop Floor	Seller	1
2.	Computers, Laptops Dell Latitude (x3)	Company	Shop Floor	Seller	3
3.	Computers, Desktops Dell (x10)	Company	Shop Floor	Seller	10
4.	Computers, Desktops Dell (x1) Custom (x1)	Company	Company Office	Seller	2
5.	Computers, Monitors Dell (x7) Thinkvision (x1) HP (x1) Lenovo (x3)	Company	Company Office	Seller	12
6.	Computers, Monitors Dell (x1)	Company	Shop Floor	Seller	1
7.	TV Panasonic (x1) Samsung (x1)	Company	Company Office	Seller	2
8.	TV Seiki (x1)	Company	Shop Floor	Seller	1
9.	Phones and Phone Systems Desk Phone, Avaya (x5) Conference Unit, Cisco/Tanberg (x1) Conference Phone, Avaya (x1)	Company	Office/ Conference Room	Seller	7
10.	Network Switches Cisco SG300-10p (PSZ18361B3Z) Cisco SG300-10p (PSZ18191PYA) Cisco SG300-10p (PSJ152505X1) Cisco SG300-10p Cisco WS-C3650-48PS (FDO2118Z0EH) Cisco WS-C3650-48PS (FDO2118Z0ED)	Company	Server Room	Seller	6
11.	Firewall Watchguard T35 (D0200B159D5C4)	Company	Server Room	Seller	1

#10184775 v14 \027606 \0022

12.	Storage Dell PowerEdge R510 (x1)	Company	Server Room	Seller	1
13.	Software and Licenses	Company		Seller	All software and licences.

Table 2: Company-Owned Assets Located in Seller Allocated Area

Item	Description	Current Use	Current Owner	Location	Quantity	Estimated Total Value
1.	Wireless Access Points Aerohive AP250 (2501905061118) Aerohive AP250 (2501905061446) Aerohive AP250 (02501905064180) Aerohive AP250 (02501905060713)	Company	Company	Company Office	4	N/A
2.	Servers Dell PowerEdge R740 (4KB7K93) Dell PowerEdge R740 (4KB6K93)	Company	Company	Server Room	2	N/A
3.	Storage Dell EMC ME4024	Company	Company	In Box	1	N/A
4.	All other items purchased under Seller Project Number 2936 or purchased directly by HI-POWER	Company	Company	Server Room	As per PO	N/A

#10184775 v14 \027606 \0022

<u>Exhibit E</u>

Holtec's and its Affiliates' Parent Common Stock

EOS ENERGY ENTERPRISES, INC. (Ticker: EOSE)
Holtec & Affiliates Holdings

Initial Closing Shares	Restricted Shares	PIPE (Unrestricted) Shares	Total Shares
Holtec International	691,656	288,190	979,846
Singh Real Estate Enterprises, Inc.	691,656	288,190	979,846
HI-MED, LLC		288,190	288,190
Tequesta Properties, Inc.		288,190	288,190

Earn Out Shares	Restricted Shares	PIPE (Unrestricted) Shares	Total Shares
Holtec International	46,636	19,391	66,027
Singh Real Estate Enterprises, Inc.	46,540	19,391	65,931
HI-MED, LLC		19,391	19,391
Tequesta Properties, Inc.		19,391	19,391

	Total Options & RSUs
Options:	
Holtec International [1]	86,457
Krishna P. Singh [2]	18,473
Restricted Stock Units	
Holtec International [3]	1,441
Krishna P. Singh [4]	5,198

Footnotes

[1] Option Grant from Memorandum of Agreement dated 8/10/2020 (such options, the "Holtec Options")

[2] Option Award Agreement dated 12/8/2020.

[3] Advisory Board Consulting Agreement dated 7/14/2018.

#10184775 v14 \027606 \0022